EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Strategic Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Strategic Trust for the six months ended February 28, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Strategic Trust for the stated period.

/s/ Kevin Kelly	/s/ Jim Niemie
Kevin Kelly	Jim Niemie
Principal Executive Officer, Strategic Trust	Principal Financial Officer, Strategic Trust

Dated:	4/18/2025	Dated:	4/18/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Strategic Trust for purposes of Section 18 of the Securities Exchange Act of 1934.